As filed with the Securities and Exchange Commission on August 20, 2010 Registration No. (333-____)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRYERTECH INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Nevada	3560	27-2520682
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5614C Burbank Road SE, Calgary, Alberta, T2H 1Z4 | Telephone (403) 800-3109
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp Incorporated, 318 North Carson Street #208, Carson City, NV 89701 (888) 972-7273
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to: Peter J. Gennuso, Esq. Gersten Savage LLP 600 Lexington Avenue, 9th Floor, New York, NY 10022 Facsimile: (212) 980-5192

As soon as practicable after the effective date of this Registration Statement Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.0001	50,000,000	$0.002	$100,000	7.13

(1)
There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

This Registration Statement shall also cover any additional shares of our common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar adjustments.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this Prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.   This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated: August 20, 2010

DryerTech Industries Ltd.

50,000,000 Shares of Common Stock at $0.002 per share

This Prospectus relates to the offer and sale of 50,000,000 shares of common stock, $0.0001 par value (“Common Shares”) by DryerTech Industries Ltd., a Nevada company (“DryerTech”, “we”, “us”, “our”, “Company” or similar terms). There are no securities being sold by existing security holders as part of this Prospectus.

This Offering will be conducted on a best efforts, all or none basis for up to one hundred and twenty (120) days following the date of this Prospectus at a fixed price of $0.002 per Common Share.   We may close the Offering prior to the end of the 120 period if the Offering is fully subscribed.   There will be no extension of the offering period. In the event that all 50,000,000 shares are not sold within 120 days from the effective date of this Prospectus, on the 121st day from the effective date all money received by us will be returned to each subscriber without interest or deduction of any kind.  If all 50,000,000 shares are sold within 120 days from the effective date of this Prospectus, all money received will be available to us and there will be no refunds to subscribers. The funds will be maintained in a separate Company account until the Offering is closed and the funds are made available to us for use as identified in the Use of Proceeds section commencing on page 9, or the Offering ends without being completed, and the funds are returned to subscribers.

In order for this Offering to be completed all of the 50,000,000 shares offered under this Prospectus must be sold.

We are not using an underwriter for this Offering; we intend to offer the Common Shares through our officers and directors, with no commissions payable.  Should the Company be successful in selling the 50,000,000 shares, it will receive $100,000 in gross proceeds, of which $20,000 is allocated to covering the costs of the Prospectus.  There can be no assurance that we will sell all or any of the shares being offered.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market. Following the effective date of this registration statement on Form S-1, in which this Prospectus is included, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTC-BB”) quotation system.  No assurance can be made, however that we will be able to locate a market maker to submit such application or that such application will be approved.

The Company is considered to be in unsound financial condition. Persons should not invest unless they can afford to lose their entire investment.   Before purchasing any of the Common Shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “RISK FACTORS” beginning on Page 3.  These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment.  There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2010

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Risks Relating to our Business	3
Risks Relating to our Common Shares and the Trading Market	7
Forward Looking Statements	9
Use of Proceeds	9
Determination of Offering Price	10
Dilution	11
Selling Security Holders	12
Plan of Distribution	12
Description of Securities to be Registered	13
Interests of Named Experts and Counsel	14
Information with Respect to the Registrant	14
Description of Business	14
Description of Property	19
Legal Proceedings	19
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	19
Management’s Discussion and Analysis of Financial Condition and Results of Operations	21
Directors, Executive Officers, Promoters and Control Persons	23
Executive Compensation, Corporate Governance	24
Security Ownership of Certain Beneficial Owners and Management	24
Transactions with Related Persons, Promoters and Certain Control Persons	25
Director Independence	25
Material Changes	26
Incorporation of Certain Information by Reference	26
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	26
Consolidated Financial Statements	27

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus.  Prospective investors should consider carefully the information discussed under Risk Factors and Use of Proceeds sections commencing on Page 3 and Page 9, respectively.   An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

DryerTech Industries Ltd., through its wholly owned Canadian subsidiary, Vosco Technologies Ltd., has acquired the rights for the manufacturing, marketing and distribution of a unique industrial compressed air dryer (“Vosco Air Dryer”), together with related supplies and accessories, into the Canadian market. The patented technology used in the Vosco Air Dryer reduces the costs and C02 emissions associated with the operation of a typical existing compressed air dryer on the market today. Additionally, ongoing maintenance costs are expected to be substantially less due to an absence of moving parts. Our product is a direct replacement for new or existing traditional refrigerated air dryers up to a capacity of approximately 120 cfm (cubic feet/minute).

The Vosco Air Dryer, while having undergone significant in-house testing by the developer and designated manufacturer, has not yet undergone external independent evaluation to confirm that there will in fact be a reduction in operating costs, maintenance costs, or CO2 emissions.  We do not intend to initially manufacture the units ourselves but will initially rely on a designated manufacturer which has been contracted by the developer of the technology. We expect that the first batch of manufactured, as opposed to prototype, units will be ready in October of this year, at which time independent testing will be undertaken.

If such testing, which is expected to take approximately 2 months, is successful, and the designated manufacturer is successful in producing the unit in commercial quantities, then we would be in a position under our License Agreement to commence marketing, distribution and sales.  Any progress in building our business at that stage will be contingent upon our having raised the entire $100,000 through this Offering as identified further under Use of Proceeds commencing on Page 9.

We have elected to make this public offering of securities to raise the funds that are necessary to commence the initial steps towards establishing a sales and distribution center, which would form the foundation of a corporate structure required to undertake a national distribution business.  Our decision to finance this stage of our operations through this Offering is based on a presumption that we will be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing.

Following is a brief summary of this Offering:

Securities being offered:	50,000,000 shares of common stock, par value $0.0001
Offering price per share:	$0.002
Offering period:	The shares are being offered on a best efforts all or none basis for a period not to exceed 120 days from the effectiveness of this Prospectus.
Net proceeds to us:	$100,000, based on all 50,000,000 shares being sold, less $20,000 associated with the costs of the Offering.
Use of proceeds:
We are seeking to raise a total of $100,000 under this Offering. If we are successful in doing so, $20,000 is planned to be used to cover the costs of this Prospectus, $10,000 towards patent and legal costs, $50,000 towards the final license fee payment, leaving $20,000 available for additional working capital.  Together with cash in hand of approximately $28,000 as at May 31, we would have $48,000 of working capital available.

Should we not be successful in selling all 50,000,000 shares within the 120 day offering period, all funds will be immediately returned to subscribers and we will not be able to proceed with our business plan unless additional funds are raised in some other manner.

Number of shares outstanding before the Offering:	13,750,000
Number of shares outstanding after the Offering if all the shares are sold:	63,750,000

Reporting Currency. Although our financial statements are reported in U.S. Dollars and are prepared according to U.S. GAAP, certain of our business operations may be conducted in Canadian dollars.  We provide the following summary regarding historical exchange rates between these currencies. For such purposes, the exchange rate means the noon buying rate for a United States dollar from the Bank of Canada (the "Noon Buying Rate").  These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate.  The following is a table of the monthly average Noon Buying Rates for the six months of February 2010 through July 2010.

	February 2010	March 2010	April 2010	May 2010	June 2010	July 2010
Average for period	$0.9462	$0.9775	$0.9950	$0.9616	$0.9635	$0.9592

On August 12, 2010, the Noon Buying Rate in effect for a Canadian dollar exchanged for a United States dollar was Cdn $0.9584.

Our principal executive offices are located at 5614C Burbank Road SE, Calgary, Alberta, T2H 1Z4.  Our telephone number is (403) 800-3109.

An investment in our securities should be considered highly speculative due to various factors, including the nature of our business and the present stage of our development.  An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment.  In addition to the usual risks associated with investment in a business, you should carefully consider the following known material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Shares.  If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected.  Additional risks and uncertainties we do not presently know or that we currently deem immaterial may also impair our business, financial condition or operating results.

RISK FACTORS

Risks Relating to our Business

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, DeJoya Griffith & Company, LLC, Certified Public Accountants, state in their audit report dated July 28, 2010, and included with this Prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from stockholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

We have limited operating history and have earned no revenues to date.

We have limited operating history and no revenues.  We expect to incur losses in the foreseeable future due to significant costs associated with our business development, including costs associated with our operations. There can be no assurance that we will be able to successfully implement our business plan, or that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations. Further, we can give no assurance that we will attain or thereafter sustain profitability in any future period. Since our resources are very limited and will remain limited even if we are successful in raising all of the funds under this Offering, and we may not generate any revenues in the near future, unless we can raise additional equity or debt financing or generate revenues, we may have to cease operations.

We have not yet fulfilled our obligations relating to our licensing agreement.

To date, we have paid $50,224 of $100,000 required under our licensing agreement, the balance of which is required before December 31, 2010.  If we are unable to raise sufficient funds under this Offering and complete the remaining amount under this obligation, we will most likely lose our licensing agreement and forfeit the amounts paid to date.   It may be possible to negotiate an extension, but there is no provision in our agreement to do so, so there is no assurance that we will in fact maintain our licensing agreement if we cannot pay the final payment required.

It may not be possible to adequately protect the intellectual property that we are licensing

The air dryer system that we will be marketing is presently patented in Korea, and this patent has been approved under the Patent Cooperation Treaty (“PCT”). The company with whom we have a license agreement will be responsible for filing a Canadian patent through this PCT, which will occur upon our making a payment of $10,000 to them separate and apart from our license fee.  We have no assurance that this patent application will be successful, and if it is not, then we will face the serious risk of competitors offering competing products based on the same design, for which we would have no legal recourse.  Even if the patent application is successful, there can be no assurance that the steps taken to protect our proprietary rights will be adequate or that we would have sufficient funds to pursue legal action against potentially infringing parties.

In addition, there can be no assurance that other parties will not assert infringement claims against us. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management’s attention and resources or require us to enter into royalty or licensing agreements. There can be no assurance that such licenses would be available on commercially reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on our business, financial condition and operations.

We have no profitable operating history and may never achieve profitability.

The Company’s wholly owned subsidiary, Vosco Technologies Ltd., commenced operations in 2009 and to date has operated on a relatively small scale. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, technological obsolescence and unanticipated difficulties regarding the marketing and sale of inventory. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

Your funds may be at risk from creditors’ claims until the minimum amount of the Offering is reached.

Any subscriptions received from this Offering will be held in trust by the  Company. This means that your funds may be at risk from creditors’ claims until such time as the minimum amount of the Offering is subscribed or the Offering is terminated and the funds returned to you. Investor funds held by the Company will earn no interest.

Failure to secure additional financing may affect our ability to survive.

We will require additional financing in addition to the funds we hope to raise from the sale of shares offered under this Prospectus in order to have the potential to continue operations, and for possible profitable operations in the future.  Such financing may not be forthcoming, and potential sources have not yet been identified.  Even if additional financing is available, it may not be available on terms we find favorable.  Failure to secure required additional financing may have a very serious effect on our ability to survive.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely impact our operations.

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts.  Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our officers devote only a portion of their time each week to the Company’s business and are engaged in other business activities

At this time, the two officers and directors of the Company, Walter Romanchuk and Michel Plante, devote approximately 10 to 20% and 5% of their time, respectively, to the Company’s business, and the remainder of their time is utilized in undertaking other business activities unrelated to our Company.  The limited amount of time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future.  Upon commencement of operations, without full-time devoted management, the Company could be forced to curtail operations and investors in our common stock or other securities could lose their entire investment.

We are dependent upon our two officers without whose services Company operations could cease.

At this time, our two officers, who are not being compensated for their efforts on behalf of the Company, are wholly responsible for the development and execution of our business plan.  They are presently under no contractual obligation to provide services to us, nor do we have key man insurance on the life of either of them. If either of our two officers should choose to leave us for any reason before we were to identify and retain additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford – which is presently no compensation.  Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Lack of continued research and development on our core product would materially and adversely affect the Company.

We are reliant upon the company from whom we license the technology to continue to refine and develop it.  If they fail to do so, we will be unlikely to be able to compete with existing and emerging competitors, on the basis that most of those competitors are continually introducing new and often improved products.  Furthermore, should there be any technical or performance problems associated with our product, we will be reliant upon them to either provide solutions to the problem for the existing product, or to develop and make available new product which addresses the problem.

As a marketing and distribution company, we will be reliant upon our supplier to provide any or sufficient quantities of our core product and accessories.

As part of our license, we do have the right to manufacture our own product according to the specifications of the company with whom we have entered into a licensing agreement with.  However, we do not anticipate establishing our own manufacturing facility in the foreseeable future, and will rather rely upon the recommended supplier.   The supplier anticipates that the first commercially saleable product will be available in October 2010.  If production is delayed for some reason, then this will materially affect our operations on the basis that we are anticipating being able to sell product by this date.  Furthermore, and particularly in the early stages of manufacturing, we will likely be competing with other distributors for what could be limited supplies of product.  This may cause our ability to sell product to be somewhat or severely impaired.

We will be required to submit the Vortex Air Dryer for governmental approval, the success of which process is presently unknown, and as a result our business could fail.

The manufacturer of the Vortex Air Dryer will be submitting the final prototype unit for independent testing, in order to validate the expected performance of the unit.  Additionally, it is expected that we will be required to obtain approval from the Canadian government in order to sell this type of device in Canadian market.  Should the independent testing not meet expectations, or should we not receive government approval, then our entire business would likely fail unless any deficiencies were resolvable in a reasonable time and for a reasonable cost. This may cause our ability to sell product to be somewhat or severely impaired.

As we will be marketing and selling a newly developed and generally unproven product, there could be substantial resistance in the market to our product.

The compressed air dryer market itself is well developed, however we are introducing a new product into a market where there already exists a proven and accepted product that meets existing requirements.  While we believe our product offers substantial advantages over those offered by existing competitors, we expect that we will have to overcome traditional thinking about the compressed air dryer, and convince sellers, retailers and other sub-distribution networks about the viability and benefits of our product.  This circumstance will likely add to our costs of marketing and promotion, and could reduce our chances of long term success in establishing a viable market for our products.

Other companies with greater resources and operating experience offer products similar in functionality as the products we intend to sell.

We operate in a very competitive industry with many established competitors. These competitors range from large, global and diversified companies such as Atlas Copco, Ingersoll Rand and SMC Corporation, to several smaller regional companies, to custom manufacturers.  Most of our competitors, particularly the large diversified companies, have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and potentially may react strongly to our marketing efforts. In addition, many competitors exist which, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to be more competitive with our Company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. We may not be successful in the face of increasing competition from existing or new competitors, or the competition may have a material adverse effect on our business, financial condition and results of operations.  If we are not successful in competing with our competitors, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our future sales and marketing efforts may not lead to sales of our products.

Our sales and marketing efforts have not yet commenced, and we believe we will have to establish significant sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our products and support services. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our products or support services.  If we are unable to expand our sales and marketing efforts, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

The average selling prices of our products, and our gross margins resulting from the sale of such products, may decline as a result of industry trends, competitive pressures and other factors.

The compressed air dryer industry has experienced an erosion of the average product selling prices due to a number of factors, particularly competitive and macroeconomic pressures. Our competitors have and will likely continue to lower sales prices from time to time in order to gain market share or create more demand. We may have to adjust the sales prices of our products in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition.  If we cannot maintain adequate profit margins on the sales of our products, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We may be subject to price changes from our designated manufacturer as a result of currency fluctuations.

Our designated manufacturer is based in Japan, and should there be a significant increase in the value of the Yen relative to the Canadian dollar, we may experience an increase in the price of our products, which could affect our competitiveness in the market, and our potential profitability, in a negative manner.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition.

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability.  Without such critical mass of sales, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our failure to manage growth effectively could impair our success.

In order for us to expand successfully, particularly to fulfill our vision of having a nationwide retail presence, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience rapid growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. We will also need to continually evaluate the adequacy of our management information systems, including our web site. Failure to upgrade our information systems or unexpected difficulties encountered with these systems during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

Changes in generally accepted accounting principles could have an adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

Risks Relating to our Common Shares and the Trading Market

We may, in the future, issue additional Common Shares or Preferred Shares which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares with par value of $0.0001, consisting of 70,000,000 Common Shares and 5,000,000 Preferred Shares. The future issuance of our authorized Common Shares or Preferred Shares may result in substantial dilution in the percentage of our Common Shares held by our then existing stockholders.  We may value any Common Shares or Preferred Shares issued in the future on an arbitrary basis. The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Common Shares held by our investors, and might have an adverse effect on any trading market for our Common Shares.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are seeking to commence a new business in the highly competitive industrial wholesale market, and we have yet to establish our first customer relationship or achieve our first sale.  Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short to medium term.  Any profitability in the future from our business will be dependent upon our successfully implementing our business plan, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional funds through the sale of our equity securities or debt in order to undertake our business operations.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board.  If for any reason our Common Shares are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the Common Shares may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our Common Shares and it may be that none will do so.

Our Common Shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

If our shares are accepted for quotation on the OTC Bulletin Board, it is anticipated that our Common Shares will be regarded as a “penny stock”, since our shares aren’t to be listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the Common Shares and may severely and adversely affect the ability of broker-dealers to sell the Common Shares.

United States securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Prospectus.

Secondary trading in Common Shares sold in this offering will not be possible in any state in the U.S. unless and until the Common Shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying the Common Shares for secondary trading, or identifying an available exemption for secondary trading in our Common Shares in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Shares in any particular state, the Common Shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the market for the Common Shares could be adversely affected.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

We have not and do not intend to pay any cash dividends on our Common Shares, and consequently our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We have not, and do not, anticipate paying any cash dividends on our Common Shares in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the Risk Factors section and elsewhere in this Prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this Prospectus.

USE OF PROCEEDS

We are offering a total of 50,000,000 shares of our common stock on a best efforts all or none and self-underwritten basis with an offering price of $0.002 per share.  There is no minimum amount which will be accepted.  In order to close this Offering all 50,000,000 shares must be subscribed.

The following table provides the use of proceeds based on the closing of the Offering.  If the Company is not successful in selling all 50,000,000 shares within the prescribed 120 day period, then the Offering will not close and  all funds will be returned to investors immediately thereafter, without and deduction or interest.

TOTAL OFFERING PROCEEDS:	$100,000

OFFERING EXPENSES:
Professional fees associated with the preparation of the Prospectus and filing thereof	$12,500
Legal Review and Opinion	2,500
Audit Fees	3,000
SEC Registration and Blue Sky Registration	500
Printing Costs & Miscellaneous Expenses	1,500
TOTAL OFFERING EXPENSES	20,000

NET OFFERING PROCEEDS:	$80,000

INITIAL UTILIZATION OF NET PROCEEDS:
Legal costs associated with patent registrations and other corporate matters	$10,000
Remaining License Fee payment	49,776
TOTAL INITIAL UTILIZATION:	59,776

ADDITIONAL WORKING CAPITAL:	$20,224

Working Capital prior to Offering, May 31 2010 (1)	$28,238

TOTAL WORKING CAPITAL	$48,462

(1)	We have working capital of $28,238 as at May 31, 2010 from the proceeds of the sale of shares and loans prior to this Offering.

Should we be successful in raising the entire $100,000 under this Offering, our plan is to utilize $20,000 towards the costs of the offering, $10,000 towards legal costs associated with Canadian patent protection, $49,776 towards payment of the outstanding amount on our license fee, leaving the remaining $20,224 available for additional working capital.   Together with the $28,238 cash on hand as at May 31, 2010, we would have approximately $48,500 available for following the completion of the Offering, which will be used to commence the initial development of our business.  We believe the allocation of the majority of the net proceeds after the costs of the Offering being used for securing our license and completing the patent application process in Canada will provide a firm foundation for us to build a potentially significant wholesaling operation of the Vosco Air Dryer in Canada.

Operationally, the activities that we plan to undertake within our working capital budget are as follows:

General and Administrative Expenses, including rent, telecommunication, printing, delivery and other general operating costs	$12,000
Public Company Reporting Expenses including quarterly reports and other miscellaneous filings	$13,000
Marketing Expenses related to client relationship development including travel, lodging and meals	$7,000
Sample Units for testing and client demonstration including importing costs from Japan	$8,000
Product Testing and certification for Canada	$6,000
Other Expenses	$2,500

We expect to progress our business development significantly with the funds available to us to the point of having obtained Canadian certification, developed our marketing and promotional materials including a website, and established an initial base of committed retail clients.

While it may be possible for us to undertake initial sales, particularly in the local market with a select group of clients, it this industry it will be difficult to grow our business without a more significant base of operations. Therefore, we do anticipate that in order to be in a position to operate on a national scale and provide that sales and service support that is expected in the industry, as well as being able to acquire sufficient levels of initial inventory, we will be required to raise additional funds.

At present, we estimate that we will be required to raise an additional $500,000, which process we would commence immediately after the closing of the Offering. These funds would be used primarily to repay our outstanding debt, lease a larger office / distribution center in Calgary, Alberta, acquire initial inventory for all Vosco Air Dryer models and accessories, setup more sophisticated computer systems, hire and train employees in sales, service and general administration, commence to pay our officers for their services, and undertake other necessary steps to establish additional market relationships.  The raising of these additional funds, if successful, would certainly cause dilution to then existing shareholders if we were to sell our Common Stock, and/or to add substantial amounts of debt to our balance sheet, which carries certain, significant potential liquidity risks.  The up-front costs of raising such capital would come from the working capital available to us.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price for shares sold pursuant to this Offering is set at $0.002 per common share. To date, we have issued a total of 13,750,000 common shares.  12,500,000 were issued to a single corporate entity for a deemed value of $0.0001 as part of the transaction to acquire our subsidiary.  1,250,000 were sold at $0.001, with each of our two directors and officers subscribing for 625,000 shares, for total proceeds of $1,250.  All of the shares of outstanding common stock are restricted.

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

-	our cash requirements;
-	the proceeds to be raised by the offering;
-	our lack of operating history; and
-	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

There are no warrants, rights or convertible securities associated with this Offering.

DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering shares of our common stock for $0.002 per share through this Offering.  Since our inception on September 11, 2009 through to May 31, 2010, two related parties, each an officer and director, have purchased a total of 1,250,000 shares of our common stock, together with an unrelated party which was issued 12,500,000 shares for the acquisition of our subsidiary, all together being 100% of our issued and outstanding stock of 13,750,000 shares.  The aggregate cash consideration for these transactions was $1,250. There have been no additional sales of our stock subsequent to May 31, 2010.

As at May 31, 2010, our net tangible book value was ($0.0001) per common share.  If we are successful in selling all of the offered shares at the public offering price, our pro forma net tangible book value will be $78,266 or approximately $0.0012 per share, which would represent an immediate increase of $0.0014 in net tangible book value per share.   Based upon the offering price of $0.002 per share, and assuming all the 50,000,000 shares are sold, new investors would incur immediate dilution of $0.0008 per share, representing approximately 40% per share dilution.

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)	$0.002
Net tangible book value per Share before Offering (2)	$(0.0001)
Net tangible book value per Share after Offering (3), (4)	$0.0012
Increase Attributable to purchase of Stock by New Investors (5)	$0.0013
Immediate Dilution to New Investors (6)	$0.0008
Percent Immediate Dilution to New Investors (7)	40%

(1)	Offering price per equivalent common share.
(2)	The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into our net tangible book value.
(3)
The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to us from the current offering less an estimated $20,000 associated with the costs of the offering.

(4)
The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3.

(5)
The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6)	The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.
(7)	The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

Following is a comparison of the differences of your investment in our shares with the share investment of our existing stockholders, officers and directors.

The existing stockholders have purchased a total of 13,750,000 shares for an aggregate amount of $2,500, or an average cost of $0.0001 per share.  Your investment in our shares will cost you $0.002 per share.  The net tangible book value of the stock held by the existing stockholders will increase by $0.0013 per share, while your investment will decrease by $0.0008 per share. The total capital contributed by new investors will be $100,000.  The percentage of capital contribution will then be 2.4% for the existing stockholders and 97.6% for the new investors.  The existing stockholders will then hold, as a percentage, 21.6% of our issued and outstanding shares, while the new investors will hold, as a percentage, 78.4%.

SELLING SECURITY HOLDERS

Our current stockholders are not selling any of the shares being offered in this Prospectus.

PLAN OF DISTRIBUTION

Underwriters and Underwriting Obligation, New Underwriters

Upon effectiveness of the registration statement, of which this Prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis.  There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.

Other Distributions

Our officers and directors, Walter Romanchuk and Michel Plante, will sell securities on our behalf in this Offering.  Our officers and directors intend to personally contact their friends, family members and business acquaintances in attempting to sell the shares offered hereunder.  We will not be conducting a mass-mailing in connection with this Offering, nor will we use the Internet to conduct this Offering.  We do not expect to employ the services of an agent or intermediary to introduce us to prospective subscribers to the Offering and therefore have not determined if any fees are to be paid as a part of this Offering.  However, we may retain the services of an agent or intermediary and if so, we would expect to pay such fees from our existing working capital.

Neither Mr. Romanchuk or Mr. Plante are subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer.  Both are serving as an officer and director and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every 12 months.  Neither individual will receive any commissions nor will they receive any other remuneration in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

We plan to offer our shares to the public at a price of $0.002 per share, with no minimum amount to be sold.  Our officers and directors will not purchase any shares under this Offering.  We will keep the Offering open until we sell all of the shares registered, or for 120 days from the date of this Prospectus, whichever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to us or as we may otherwise direct.  Upon our acceptance of an investor’s signed subscription agreement and bank clearance of the funds from each investor’s subscription check, each investor will become a stockholder of the Company and receive a share certificate for the number of shares subscribed for.

Offerings on Exchange

Our securities are not going to be offered on an exchange or in connection with the writing of exchange-traded call options.

Underwriter’s Compensation

We are not using underwriters in connection with this Offering, and thus, there is no compensation, discounts or commissions to be paid to underwriters.

Underwriter's Representative on Board of Directors

We are not using underwriters in connection with this Offering, and thus, no underwriter has the right to designate or nominate a member or members of our Board of Directors.

Indemnification of Underwriters

Not Applicable.

Dealers’ Compensation

There are no discounts or commissions to be allowed or paid to any dealers, including cash, securities, contracts or other considerations to be received by any dealer in connection with the sale of the securities.

Finders

None.

Discretionary Accounts

None.

Passive Market Making

No underwriters or any selling group members intend to engage in passive market making transactions as permitted by Rule 103 of Regulation M.

Stabilization and Other Transactions

Not applicable.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our Articles of Incorporation authorize the issuance of a total of 75,000,000 shares, of which 70,000,000 are common stock with $0.0001 par value, and 5,000,000 are preferred stock with $0.0001 par value.  We presently have 13,750,000 shares of common stock issued. We are seeking to register 50,000,000 shares of common stock, which are not part of our already issued stock.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.

Each record holder of common stock is entitled to one (1) vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

The preferred stock authorized may be issued from time to time in one or more series with the rights, preferences and designations for each such series of preferred stock to be determined by the company’s board of directors.  We have not issued any preferred stock to date.

Debt Securities

None.

Warrants and Rights

None.

Other Securities

None.

Market Information for Securities Other Than Common Equity

Not applicable.

American Depositary Receipts

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

DeJoya Griffith & Company, LLC, of Henderson, NV, have audited our financial statements for the period ended May 31, 2010, and presented its audit report dated July 28, 2010, regarding such audit which is included with this Prospectus in reliance upon their authority as experts in accounting and auditing.

Gersten Savage LLP has issued an opinion on the validity of the shares offered by this Prospectus, which has been filed as an Exhibit to this Prospectus with Gersten Savage LLP’s consent.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

General

DryerTech Industries Ltd. was incorporated on April 21, 2010, in the State of Nevada.  Our wholly owned subsidiary, Vosco Technologies Ltd. (“Vosco”, “Subsidiary”), was incorporated on September 11, 2009.  On April 22, 2010 DryerTech acquired all the issued and outstanding shares of Vosco, making Vosco a 100% owned subsidiary of DryerTech.

On April 22, 2010, we entered into a share exchange agreement with Sanning Management Ltd, the 100% owners of Vosco, wherein the Company acquired 100% of Vosco’s issued and outstanding common stock through the issuance of 12,500,000 common shares to Sanning Management Ltd.  As a result of this transaction, Vosco became a wholly-owned subsidiary of the Company.  The transaction was a one-for-one stock exchange wherein each of the companies’ shares was valued at their respective par values or $0.0001 for a total purchase price of $1,250.

DryerTech and Vosco, have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

Neither DryerTech or Vosco, nor their officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do they have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger, aside from the transaction to acquire Vosco described above.  Since incorporation, we have not made any material purchase or sale of assets outside the ordinary course of business.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Business Development

On November 16, 2009, Vosco entered into a manufacturing, marketing and distribution Agreement (“Licensing Agreement”) with Vosco Vortex Technologies Inc. of Hong Kong (“Licensor”), which granted Vosco exclusive rights to the Canadian market for the Licensor’s unique industrial compressed air dryer technology and related line of products (“Licensed Products”). We presently undertake all of our business operations through Vosco, our wholly-owned subsidiary.

Under the terms of the Licensing Agreement, we are required to make a payment of $100,000 on or before December 31, 2010, towards which we have paid a total of approximately $50,000 to date. In addition to having the rights to market and distribute the Licensed Products, we also have the right to manufacture the same according to the specifications of the Licensor, and sell these products worldwide to Licensees in other countries. However we do not anticipate establishing our own manufacturing facility in the foreseeable future, due to the extensive costs associated with establishing a manufacturing facility.  Rather, we intend to rely upon the current supplier recommended by the Licensor, which supplier is based in Japan. We are required to pay to the Licensor a royalty calculated as a percentage of the Net Sales Price on each of the Licensed Products sold by us or our distributors, dealers and sub-licensees during each calendar quarter after the date hereof, payable in arrears within 30 days at the end of each calendar quarter, as follows:  4% of the Net Sales Price until such time as the total Net Sales exceed $500,000 and then 6% of the Net Sales Price thereafter.

Our efforts to date have been centered around establishing the Company, researching the potential opportunity presented by the Vosco Air Dryer, undertaking internal testing of prototype units, undertaking research on market size and potential, entering into the Licensing Agreement, raising our initial capital, and making a $50,000 payment towards the Licensing Agreement, .

Our plan of operation over the next twelve months, subject to our ability to raise the desired additional capital through this Offering, is to finalize payment on our Licensing Agreement, complete the patent protection for Canada, internally test the manufacturing prototypes as they become available, submit final prototypes for government approvals and certification as required, and to establish and develop a customer base for the Licensed Products.  If we are successful in raising the funds in this Offering, we believe we will be required to raise additional funds in order to be in a position to establish a national wholesaling and support business, acquire significant initial inventories, and hire support staff to undertake these operations.  We estimate this additional amount to be $500,000, for which we have not yet established a source for this funding which could be by way of the issuance of equity or by way of loans

Principal products and services

The focus of the Company is primarily on the marketing, distribution, sale and support of the Licensed Products to Canadian companies which then resell such products to their customers.

More specifically, our Company is committed to developing the wholesale market for the Vosco Air Dryer, and related service parts and accessories.  The Vosco Air Dryer is expected to be comprised of four different models, of varying air flow capacities.  The specific capacities have yet to be finalized by the manufacturer, but are expected to be consistent with current market offerings for traditional refrigerated air dryers.  The related service parts and accessories will be comprised initially of replacement filters for the water release, in-line air filters, and fitting valves.

Air drying is an important function of a compressed air system. The air produced by an air compressor raises the dew point level, which means, the air is saturated with water vapour. The air dryer removes water vapour or this moisture, which would normally condense in the cooler environment of the compressor’s distribution system. Without an air dryer, free water will likely show up in the piping. This water would mix with compressor lubricant and pipe scale, producing a sludge that would contaminate downstream equipment and processes.

According to the Government of Canada Industry and Natural Resources, and depending on the dryer, the cost of drying compressed air can range from one percent (1%) to 20 percent (20%) of the compressed air system's energy consumption. Higher percentages are common in lightly-loaded systems with oversized air dryers. In general, the drier that the air must be, the higher the drying cost.  Cubic feet per minute (“cfm”), is the volume of air compressed into the air drying system.  The higher the cfm, the higher the water vapour content and the higher the energy and overall expenses

The two most prevalent and common types of air dryers are the refrigerated air dryer and the desiccant air dryer.  Both require a refrigerant.  A refrigerant is a compound used in a heat cycle that reversibly undergoes a phase change from a gas to a liquid.  Most refrigerants today are hydro chlorofluorocarbons or “HCFCs”, dichlorodifluoromethane or “Freon” and silica-gel absorbents.  HCFCs and Freon are known to reduce our earth’s ozone layer and are contributors to greenhouse gas emissions.

Refrigerated air dryers remove moisture and contaminants from compressed air by chilling the air, using either HCFCs or Freon, to a temperature that causes the moisture in the air to condense and form droplets. These can be separated from the air stream and discharged from the dryer.  This type of dryer uses a refrigeration system, heat exchanger, separator, and drain to perform the drying operation and provide compressed air that is useful for a broad range of applications.  A refrigerated air dryer delivers a dew point not lower than approximately 35F (2C).

Desiccant air dryers use a media such as silica-gel to absorb moisture and contaminants from the compressed air.  This process allows compressed air to be dried to very low dew points of 40 ° F, -80°F, or -100°F. These low dew points are necessary for critical compressed air applications or for those in extremely cold ambient conditions where any moisture remaining in the air would freeze inside compressed air system piping and block flow.

The refrigerated air dryer and the desiccant air dryer service specific and particular applications and markets.  Both have common problems such as operating and maintenance cost issues, energy consumption issues and environmental issues.

The Vosco Air Dryer offers a solution to the limitations and costs associated with a traditional refrigerated air dryer, while offering comparable or better operating performance.  Our air dryer uses what we believe to be an inventive patented process that has the potential to shift focus from the traditional compressor dryer systems to a cost effective and environmentally effective system.

Our technology has two key components which we believe are unique to the compression industry, which are the Vosco pneumatic dryer and the vortex tube process.  The Vosco pneumatic dryer has an innovative cylinder design to capture dry air and release significant harmful moisture and impure containments, both of which contribute to maintenance difficulties and to repair and component expenses in traditional air dryers.  Our vortex tube is designed as a mechanical facilitator to capture and cool air, similar to how a refrigerant works, but without any of the harmful effects of HCFC’s.

The pneumatic dryer is designed such that centrifugal force causes a coanda phenomenon.  Centrifugal force is created by rotation and is an outward exerting force away from the centre of the rotation.  The coanda phenomenon is the tendency of moving centrifugal air to attach to a surface and to flow.  This effort separates the air moisture and any air impurities from the air.   The process begins with compressed air entering the top of the air dryer and the centrifugal force and coanda phenomenon begins.   As the air is being forced into a tighter downward spiral, the resulting effect is that both cool and heated air attaches to the outer wall of the dryer.  The denser moisture and air impurities are discharged from the cylinder system through an existing port located at the bottom of cylinder and through the effect of gravity.  The lighter air, as it approaches the “neck” of the dryer, is absorbed through an air intake port to a discharge tube, located near the bottom of the air dryer cylinder. Surrounding the discharge tube is another coil.  Flowing through this coil is our refrigerant, which is the cold air produced by the vortex tube.

A vortex is a spinning, turbulent flow of air.  Any motion with closed streamlines is vortex flow.  The motion of the air swirling rapidly around a center is called a vortex.  The speed and rate of rotation of the air are greatest at the center, and decrease with distance from the center.  The refrigerant process begins with air received from the pneumatic dryer.  The air continues within a circular coil which is compressed into ultra high speeds.

Our technological approach and our benefits for the air dryer for the compressor industry are considerable.  Following are the Vosco benefits which we believe will revolutionize the market for air dryers used in small to mid-sized compressor systems:

•	Our direct electrical consumption drops to nil for the air dryer, as it operates using the energy from the motion of the compressed air;
•	No harmful ozone depleting chemicals as a refrigerant.
•	There are no CO2 green house gas emissions associated with our operation, as there is no direct energy consumption;
•	There is no further need for any chemical drying process in most operating environments;
•	There are virtually no moving parts and henceforth lower maintenance expenses, and;
•	The initial capital costs are the same or less than existing technologies.

Note that additional external independent testing will be required on manufactured units when they become available, in order to verify our assertions about the Vosco Air Dryer.  However, testing on prototype units to date supports these assertions as being accurate.

Distribution methods of the products or services

Our plan is to warehouse our inventory in a central warehouse, from which we will ship to our customers their ordered product.  The specific method of shipping will be optimally determined based on the size of the shipment, distance from our warehouse, and urgency of the order delivery.

We would therefore be a wholesale distributor, and our customers would be local distributors and/or value added resellers within their distinct markets.  Other than the handling of warranty claims through our central warehouse and the provision of marketing materials for our customers, we will not be offering any other services.

Status of any publicly announced new product or service

As noted previously, our first and primary product line, the Vosco Air Dryer and the related accessories, are expected to be ready for shipment from the manufacturer in October 2010.  As of the date of this filing, this date remains accurate.

Competitive business conditions and the smaller reporting company's competitive position in the industry and methods of competition

We operate in a very competitive industry with many established competitors. These competitors range from large, global and diversified companies such as Atlas Copco, Ingersoll Rand and SMC Corporation, to several smaller regional companies, to custom manufacturers.  Most of our competitors, particularly the large diversified companies, have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and potentially may react strongly to our marketing efforts. In addition, many competitors exist which, because of their substantial resources, distribution relationships and customer bases, could temporarily drop prices to be more competitive with our Company’s offerings. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. We may not be successful in the face of increasing competition from existing or new competitors, or the competition may have a material adverse effect on our business, financial condition and results of operations.

Sources and availability of raw materials and the names of principal suppliers

While the products will be shipping from a factory in Japan, according to our License Agreement, we purchase all of the products through the Licensor, therefore they are in fact our principal and sole supplier.  The actual producing factory may change over time if additional manufacturers emerge, including potentially ourselves, but unless we are the manufacturer, the supplier will remain as the Licensor.

Dependence on one or a few major customers

We don not currently have any customers.  We believe that based on our plan of distribution, as a wholesale operation, we will market to a number of small, regionally based businesses and not be dependent upon a small number of larger customers, but rather on a large spectrum of smaller businesses.  However, until we commence our marketing efforts we cannot clearly determine whether this will be the case.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

We have not yet applied for Canadian patent protection under the Patent Cooperation Treaty (“PCT”) associated with the Vosco Air Dryer (International Application Number PCT/KR2009/005873, filed 13 October 2009, granted 29 April 2010).  In coordination with the Licensor, we intend to immediately do so subsequent to the closing of the Offering as part of the use of proceeds.

The underlying patent for the Vosco Air Dryer, the rights to which we have licensed, is Korean Patent Number 10-0901741, granted June 2, 2009.  A patent application under the PCT has been filed for Japan and is pending approval, though this is not related to our operations directly.

Our business is predicated upon our Licensing Agreement with the holder of the patent rights, as is further described above in the Business Development section.

Need for any government approval of principal products or services.

Apart from routine operational business requirements, such as business licenses, tax identification requirements and other regulatory items that all Canadian business must complete, we may be required to obtain certification for our unit in that it operates in a pressured environment.  However, this requirement will not be determined with finality until manufactured units are available.  Should it be required, we expect it will take approximately 2 to 3 months to obtain approval.

Effect of existing or probable governmental regulations on the business

There are no existing or anticipated governmental regulations that we are aware of that would impact our wholesale operations, in that we will operate in the same regulatory environment as similar companies that are dealing with non-hazardous and non-restricted products.

Estimate of the amount spent during each of the last two fiscal years on research and development activities, and if applicable, the extent to which the cost of such activities is borne directly by customers;

As a recently incorporated company, we have not undertaken any R&D activities, nor do we intend to do so, as that is the responsibility of the Licensor.

Costs and effects of compliance with environmental laws (federal, state and local)

While we anticipate some costs with compliance to environmental laws, which will typically be levies on products or components of products, such as batteries or other disposable products.  These costs generally vary by province, are not significant, and would be passed on to the end purchaser similar to a sales tax.

Number of total employees and number of full-time employees

We presently have no employees.  We intend to hire employees to manage and staff our wholesale operations, corporate headquarters, and sales, as we raise capital and complete specific milestones that would require these employees.  In the meantime, we will rely on present management, being our two officers, to direct our business, both of whom have experience in general business management, though not specific to this particular industry. Neither party will receive any remuneration for these services until such time as additional funds are raised beyond the $100,000 to be raised under this Prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC, 20549.  The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Description of Property

The Company does not presently have any properties.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

Market Price Of and Dividends on the Registrants Common Equity and Related Stockholder Matters

Market Information

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market. Following the effective date of the registration statement on Form S-1 in which this Prospectus is included becoming effective, we anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application. There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

There are no outstanding options or warrants to purchase, or securities convertible into, common equity.

Immediately after this offering, if fully subscribed, we will have 63,750,000 shares of common stock outstanding.  Of these shares, the 50,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 13,750,000 shares of common stock are restricted securities as such term is defined under Rule 144 promulgated by the SEC, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of common stock then outstanding, which will equal 525,000 shares of common stock immediately after this offering; and
-
If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

-	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
-	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
-
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of May 31, 2010, and to date, there are three holders of our common stock, and no holders of our preferred stock. There are a total of 13,750,000 shares issued and outstanding, held according to the table below.

Holder	Common Stock Held before Offering	% Held before Offering	% Held after Offering (1)
Sanning Management Ltd. (2)	12,500,000	91%	19.6%
Michel Plante	625,000	4.5%	1.0%
Walter Romanchuk	625,000	4.5%	1.0%
Total, as a group	13,750,000	100%	21.6%

(1)	Based on the current shareholders not acquiring any stock from the 50,000,000 shares through the Offering, and all 50,000,000 shares being sold.
(2)
The 100% beneficial owner of Sanning Management Ltd., a Hong Kong company, is Tung Mui Lau, a Hong Kong resident. Mr. Lau has voting and dispositive control over the shares of common stock owned by Sanning Management Ltd.

Dividends

The Company has never paid a cash dividend on its common stock and does not intend to pay cash dividends on its common stock or preferred stock in the foreseeable future.

Securities authorized for issuance under equity compensation plans

The Company does not have any securities authorized for issuance under equity compensation plans.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

This registration statement contains forward-looking statements relating to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these statements, which speak only as of the date that they were made.  These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares of our capital stock.

The management’s discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

As used in this registration statement, and unless otherwise indicated, the terms “we”, “us”, and the “Company” refer to DryerTech Industries Ltd and its wholly owned subsidiary, Vosco Technologies Ltd.

Liquidity and Capital Resources

DryerTech was incorporated on April 21, 2010, and Vosco, its operating subsidiary, which was acquired on April 22, 2010, was incorporated on September 11, 2009.  As both have only recently commenced operations, there is a limited historical basis for liquidity comparison and analysis.

As of May 31, 2010, we have raised a total of $1,250 from the sale of 1,250,000 shares of our common stock, comprised of 625,000 shares of common stock to each of our officers and directors of the Company.  These funds were used for the costs of incorporation of the Company.  We have also borrowed a total of $75,000 from three unrelated parties, and $5,000 from an officer and director of the Company.  These amounts were in the form of 1 year loans bearing interest at 5% per annum. A portion of the proceeds were used to pay approximately $50,000 towards our licensing rights obligations, and we also made a short term demand loan of $1,754 to a third party, leaving us with $28,238 cash on hand as of May 31, 2010.

Until such time as we are successful in raising additional capital through this Offering, assuming we are able to do so, we will utilize our existing cash to maintain existing operations.  We do not expect to incur any significant costs during this period.

Should we be successful in raising the entire $100,000 we are seeking from this Offering, our plan is to utilize an estimated $20,000 towards the towards the costs of the offering, $10,000 towards legal costs associated with patent protection, $50,000 towards the outstanding amount owing for our license fee, and leave the remaining $20,000 available for additional working capital.   Together with the $28,000 cash on hand, less any amounts utilized prior to the completion of the Offering, we would have approximately $48,000 available for the twelve (12) month period following the completion of the Offering. These funds will be used to commence development of our business, which we expect to include building relationships with our potential customers through initial marketing efforts, acquiring sample units for testing and demonstrations, undertaking additional Canadian specific testing and certifications on our products, and ongoing public company reporting and other general administration.   We are not planning on paying our management any amounts until amounts are raised in addition to the Offering.

While it may be possible for us to undertake initial sales, particularly in the local market with a select group of clients, it this industry it will be difficult to grow our business without a more significant base of operations. Therefore, we do anticipate that in order to be in a position to operate on a national scale and provide that sales and service support that is expected in the industry, as well as being able to acquire sufficient levels of initial inventory, we will be required to raise additional funds beyond the amounts considered in this Offering.

At present, we estimate that we will be required to raise an additional $500,000, which process we’d commence immediately after the closing of the Offering. These funds would be used primarily to repay our outstanding debt, lease a larger office / distribution center in Calgary, Alberta, acquire initial inventory for all Vosco Air Dryer models and accessories, setup more sophisticated computer systems, hire and train employees in sales, service and general administration, commence to pay our officers for their services, and undertake other necessary steps to establish additional market relationships.  The raising of these additional funds, if successful, would certainly cause dilution to then existing shareholders if we were to sell our Common Stock, and/or to add substantial amounts of debt to our balance sheet, which carries certain, significant potential liquidity risks.  The up-front costs of raising such capital would come from the working capital available to us.
We do not anticipate having any significant revenues generated from operations for the next twelve months, particularly in the absence of having raised additional capital beyond the $100,000 in this Offering, As we have not identified any sources for this additional capital, we cannot be certain that we will be able to raise any additional capital to fund our operations beyond the next 12 months, or to expand our operations.

If we are not successful in raising the $100,000 under this Offering, the ongoing viability of our Company would be seriously jeopardized, to the point where we may have to cease operations if we are unable to raise additional capital.

Results of Operations

Our operations to date have been focused on establishing the Company, setting up our corporate structure, entering into our Licensing Agreement, and preparing the Offering. As of May 31, 2010, we have incurred a net loss of $2,944.  This loss was incurred primarily through incorporation costs and interest expenses on our notes.  As of May 31, 2010, we had $28,238 cash on hand.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

Changes in and disagreements with accountants on accounting and financial disclosure

There are not currently and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position	Period Held
Walter Romanchuk	59	Director	April 2010 to present
Walter Romanchuk	59	President	April 2010 to present
Michel Plante	52	Director	April 2010 to present
Michel Plante	52	Chief Financial Officer, Secretary	April 2010 to present

Walter Romanchuk, Director, President

From September 2009 to date, Mr. Romanchuk has been involved with Vosco Technologies Ltd., in the capacity of President and Director, where he was involved in establishing the corporation and acquiring the rights to the Vosco Vortex technologies for Canada.  Upon DryerTech Industries Ltd acquiring Vosco in April 2010, Mr. Romanchuk has assumed the same roles at DryerTech, and he will be responsible for the development of the marketing and sales of the Vosco Vortex technologies.  From April 2002 to date, Mr. Romanchuk has been an independent landman working with junior oil and gas start-up organizations, and has jointly acted as a management representative for such companies as Texas T Resources Ltd., Reef Resources Ltd. and Albion Petroleum Ltd., all existing or former reporting issuers.  Mr. Romanchuk is an active member of the CAPL (Canadian Association of Petroleum Landmen). Mr. Romanchuk received his B. Comm. from the University of Alberta in 1975 and his Diploma in Computer Technology from the Northern Alberta Institute of Technology in 1971.   Mr. Romanchuk remains a director of Albion Petroleum, a TSX Venture listed company..

Michel Plante, Director, CFO, Secretary

From April 2010 to date, Mr. Plante has been the CFO, Secretary and Director for DryerTech Industries Ltd., and is focused on the implementation and oversight of the company’s financial reporting systems. From June 2007 to date, Mr. Plante has held the role of advisor to the CEO of Groupe Cabico Inc, which involves the provision of financial, operational and strategic guidance. From December 2003 to June 2007, he was Vice-President Finance, Chief Financial Officer and Corporate Secretary at Roctest Limited, a company listed on the Toronto Stock Exchange.  In the period from October 1989 to June 2007, Mr. Plante held financial executive roles with various technology companies. He worked for Coopers & Lybrand, Chartered Accountants, from August 1980 to September 1989. Mr. Plante is also Chairman of Collège Laval (a privately-held secondary education institution, with close to 2,000 students) and a Director of Capital Vtechlab Inc. (TSX-Venture), and an officer and Director of Anticus International Ltd. (OTCBB). Mr. Plante obtained his Bachelor’s in Accounting in 1980, from McGill University.

There are no family relationships among our officers, directors, or persons nominated for such positions.

Mr. Plante was a director of Terra Nostra Resources Corp. from November 2007 to August 2008. In November 2008, Terra Nostra Resources Corp. was involuntarily petitioned into bankruptcy by certain of its creditors. With the exception of the preceding, none of our executive officers, directors, significant employees, promoters or control persons have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

Executive Compensation

From the date of our inception through the date of this Prospectus, our executive officers and directors have not received and have not accrued any compensation of any form.

The Company has made no arrangements for the remuneration or compensation of its officers or directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company’s behalf.  Our executive officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during until such time as additional funds are raised beyond that contemplated under this Offering.  The timing and amount of this potential compensation cannot yet be determined.

We do not currently have a compensation committee.  In the future, the Company's executive compensation will be approved by the Board of Directors in the case of the Company's Principal Executive Officer. For all other executive compensation contracts, the Principal Executive Officer is expected to negotiate and approve contracts and compensation.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth all of the beneficial owners known to us to own more than five (5) percent of any class of our voting securities as of May 31, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Sanning Management Ltd. 1301 Bank of America Tower 12 Harcourt Rd, Suite 460 Central, Hong Kong	12,500,000	90.9%

(1)	The percent of class is based on the total number of shares outstanding of 13,750,000 as at May 31, 2010.
(2)
The 100% beneficial owner of Sanning Management Ltd., a Hong Kong company, is Tung Mui Lau, a Hong Kong resident. Mr. Lau has voting and dispositive control over the shares of common stock owned by Sanning Management Ltd.

Security Ownership of Management

The following table sets forth all of the ownership of all directors and nominees, and named executive officers, individually and as a group, as of May 31, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Michel Plante 400 Pascal Laval, Quebec, H7K 1C6 Canada	625,000	4.5%
Common	Walter Romanchuk 1315 Point McKay NW Calgary, AB T3B 4V7 Canada	625,000	4.5%
Common	Directors and officers as a group	1,250,000	9.0%

(1) The percent of class is based on the total number of shares outstanding of 13,750,000 as at May 31, 2010

Changes in Control

None

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors or nominees, executive officers, or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

A Director and our President, Walter Romanchuk, on April 21, 2010, purchased 625,000 shares of common stock in a private offering at $0.001 per share.

A Director and our CFO and Secretary, Michel Plante, on April 21, 2010, purchased 625,000 shares of common stock in a private offering at $0.001 per share.

Promoters and Certain Control Persons

There are no promoters being used in relation to this Offering, except for our officers and directors who will be selling the securities offered by us and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this Offering, will receive, or, expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on our behalf.  We have not entered into any agreements that require disclosure to our stockholders.

Sanning Management Ltd. holds a total of 12,500,000 shares of the Company and thus is the controlling shareholder of the Company.

Parents

None.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

-
the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

-	the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;
-
the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

-
the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

-
the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

MATERIAL CHANGES

Not applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS

Our audited financial statements for the period from inception (September 11, 2009) to May 31, 2010, appear on pages F-1 through F-11, below.

DRYERTECH INDUSTRIES LTD.

FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION (September 11, 2009) TO
May 31, 2010

REPORTED IN UNITED STATES DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
DryerTech Industries Ltd.
Alberta, Canada

We have audited the accompanying consolidated balance sheet of DryerTech Industries Ltd. (A Development Stage Company) and its subsidiary as of May 31, 2010, and the consolidated statements of operations, stockholders’ deficit and cash flows from Inception (September 11, 2009) through May 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DryerTech Industries Ltd. (A Development Stage Company) and its subsidiary as of May 31, 2010, and the results of its operations and cash flows from Inception (September 11, 2009) through May 31, 2010 in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered losses from operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
July 28, 2010

DRYERTECH INDUSTRIES LTD.
(A Development Stage Enterprise)
Consolidated Balance Sheets

May 31, 2010
(Audited)
ASSETS
Current assets:
Cash	$28,238
Other receivable	1,754
Total current assets	29,992

Licensing rights	50,224
Total assets	$80,216

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Short-term loan – related parties	$5,077
Short-term loan	76,873
Total current liabilities	81,950
Total liabilities	81,950

STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value, 5,000,000 authorized: Zero outstanding	-
Common stock, $0.0001 par value, 70,000,000 authorized,
13,750,000 shares issued and outstanding	1,375
Additional paid in capital	(125)
Accumulated other comprehensive loss	(40)
Deficit accumulated during the development stage	(2,944)
Total stockholders' deficit	(1,734)
Total liabilities and stockholders' deficit	$80,216

See Accompanying Notes

DRYERTECH INDUSTRIES LTD.
(A Development Stage Enterprise)
Consolidated Statements of Operations and Comprehensive Loss

From Inception
(September 11, 2009)
Through
May 31, 2010
(Audited)

Revenues	$-

General and administrative expenses:
Administration fee	36
Organizational expenses	1,195
Loss from operations	(1,231)

Other income and expense:
Interest income	29
Interest expense	(1,938)
Foreign exchange gain (loss)	196
Total other income (expense)	(1,713)

Net loss for the period	(2,944)

Other comprehensive loss:
Unrealized foreign exchange on transactions	(40)

Comprehensive loss for the period	$(2,984)

Basic loss per common share	$(0.00)

Weighted average number of shares outstanding - basic	12,690,840

See Accompanying Notes

DRYERTECH INDUSTRIES LTD.
(A Development Stage Enterprise)
Consolidated Statements of Stockholders' Deficit
For the period from inception (September 11, 2009) to May 31, 2010
(Audited)

					Deficit
				Accumulated	Accumulated
	Common Stock,		Additional	Other	During
	$0.0001 Par Value		Paid In	Comprehensive	Development
	Shares	Amount	Capital	Loss	Stage	Total

Balance, September 11, 2009 (Inception)	12,500,000	$1,250	$-	$-	$-	$1,250
Effective share issuance in recapitalization on April 22, 2010	1,250,000	125	(125)		-	-
Unrealized foreign exchange				(40)		(40)
Net loss					(2,944)	(2,944)
Balance, May 31, 2010	13,750,000	$1,375	$(125)	$(40)	$(2,944)	$(1,734)

See Accompanying Notes

DRYERTECH INDUSTRIES LTD.
(A Development Stage Enterprise)
Consolidated Statements of Cash Flows

From Inception
(April 21, 2010)
Through
May 31, 2010
(Audited)

Cash flows from operating activities:
Net loss	$(2,944)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Interest received	(28)
Accrued interest	1,938
Changes in operating assets and liabilities
Other receivable	(1,754)
Net cash provided by (used in) operating activities	(2,788)

Cash flows from investing activities:
Purchase of licensing rights	(50,224)
Net cash provided by (used in) investing activities	(50,224)

Cash flows from financing activities:
Proceeds from short-term loan	75,000
Proceeds from short-term loan – Related parties	5,000
Issuance of common stock	1,250
Net cash provided by (used in) financing activities	81,250

Net increase (decrease) in cash and cash equivalents	28,238
Cash and equivalents, beginning of period	-
Cash and equivalents, end of period	$28,238

Non-cash investing and financing activities:
Issuance of common stock on recapitalization	$1,250

Supplemental cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See Accompanying Notes

DRYERTECH INDUSTRIES LTD.
(A Development Stage Enterprise)
Notes to the Consolidated Financial Statements
For the period from Inception (September 11, 2009) to May 31, 2010
(Audited)

Note 1 - Organization and summary of significant accounting policies:

Following is a summary of our organization and significant accounting policies:

Organization and nature of business – DRYERTECH INDUSTRIES LTD. (identified in these footnotes as “we” or the Company) is a Nevada corporation incorporated on April 21, 2010. We have selected May 31 as a fiscal year end for financial reporting purposes.

Vosco Technologies Ltd. (“Vosco”) was a private company incorporated in Alberta, Canada on September 11, 2009. On April 22, 2010 we entered into a share exchange agreement (“Agreement”) with Sanning Management Ltd, the 100% owners of Vosco, wherein we acquired 100% of Vosco’s issued and outstanding common stock through the issuance of 12,500,000 common shares of the Company to Sanning Management Ltd. As a result of the Agreement, Vosco became a wholly-owned subsidiary of the Company. For accounting purposes, the share exchange transaction has been treated as a capital transaction where the Company, the legal acquirer issued stock for the net monetary assets of Vosco, the accounting acquirer, accompanied by a recapitalization. The accounting is similar in form to a reverse acquisition, except that goodwill or other intangibles are not recorded and there was no change in control. All references to Vosco’s common stock have been restated to reflect the equivalent numbers of our common shares (Note 3).

The accompanying consolidated financial statements include those of Vosco for the period from inception on September 11, 2009 through May 31, 2010, with those of DryerTech consolidated from the date of the Agreement forward. All significant intercompany balances and transactions have been eliminated in consolidation.

To date, our activities have been limited to formation, raising of equity capital, and the development of a business plan. We have engaged a consulting firm to assist us in registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and by applying for a quotation on the OTC Bulletin Board.  We are now exploring sources of capital.  In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Principal of presentation - The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises. The Company is a development stage company as defined in the ASC Topic 915 for development stage companies.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  In the opinion of management, all adjustments considered necessary for fair presentation have been included in the financial statements. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

Basis of consolidation – The Consolidated Financial Statements include the accounts of DryerTech Industries Ltd. and its subsidiary. All inter-company transactions have been eliminated.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

DRYERTECH INDUSTRIES LTD.
(A Development Stage Enterprise)
Notes to the Consolidated Financial Statements
For the period from Inception (September 11, 2009) to May 31, 2010
(Audited)

Note 1 - Organization and summary of significant accounting policies (continued):

Revenue recognition – We follow FASB standards regarding revenue recognition, which generally require that revenue be recognized when the following conditions are met:

a.             Amounts are realized or realizable (that is, they are converted or convertible into cash or claims to cash).

b.             Amounts are earned (that is, the activities prerequisite to obtaining benefits have been completed).

The Company’s revenue stream will be generated from the sale of the Vosco Air Dryer (the “Unit”), and related service parts and accessories. The Company will record revenue upon final delivery of each of the Units. Deposits for purchase of the Units will be retained in prepaid deposits until such time as the sale is complete and the Unit delivered, at which time these proceeds will be re-allocated to revenue and any remaining balance payable recorded to accounts receivable.

Foreign currency translation – The consolidated financial statements are presented in US Dollars, which is the parent Company’s functional and presentation currency. Each entity determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. Transactions in foreign currencies are initially recorded at the functional currency rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated into the respective functional currency of the entity at the rates prevailing on the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the initial transactions dates. Non-monetary items measured in terms of historical cost in a foreign currency are not retranslated. For the purpose of presenting consolidated financial statements, the assets and liabilities of entities with a functional currency other than US Dollars are expressed in US Dollars using exchange rates prevailing on the balance sheet date. Income and expense items and cash flows are translated at the average exchange rates for the period and exchange differences arising are recognized directly in equity.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Other long-lived assets – Property and equipment are stated at cost less accumulated depreciation computed principally using straight line methods over the estimated useful lives of the assets.  Repairs are charged to expense as incurred.  Impairment of long-lived assets is recognized when the fair value of a long-lived asset is less than its carrying value.  At the end of the current year, no impairment of long-lived assets had occurred, in management’s opinion.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable ASC regarding Accounting for Income Taxes, which require the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

DRYERTECH INDUSTRIES LTD.
(A Development Stage Enterprise)
Notes to the Consolidated Financial Statements
For the period from Inception (September 11, 2009) to May 31, 2010
(Audited)

Note 1 - Organization and summary of significant accounting policies (continued):

Net income per share of common stock – We have adopted applicable ASC regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 – Going concern:

At May 31, 2010, we are a development stage company with limited operations and expect to incur development stage operating losses until operations commence, and for a period of time thereafter.  We intend to rely on our officers and directors to perform essential functions without compensation until adequate funding is secured to fund the growth of our business.  We do not currently have sufficient capital to implement our business plan. Although we are exploring other sources of capital, and although we intend to file a registration statement with the Securities and Exchange Commission in an attempt to raise capital, there is no assurance that such efforts will succeed. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3 – Reverse recapitalization:

On April 22, 2010, we entered into a share exchange agreement (“Agreement”) with Sanning Management Ltd, the 100% owner of Vosco, wherein the Company acquired 100% of Vosco’s issued and outstanding common stock through the issuance of 12,500,000 common shares to Sanning Management Ltd. As a result of the Agreement, Vosco became a wholly-owned subsidiary of the Company.  The transaction was a one-for-one stock exchange wherein each of the companies’ shares was valued at their respective par values or $0.0001 for a total purchase price of $1,250.

Note 4 – Other receivable:

On March 30, 2010, the Company’s subsidiary provided funds to a third party in the amount of $1,754 at an effective interest rate of 10% per annum and payment on demand.  During the period ended May 31, 2010, the Company did not receive any cash payment against principal or accrued interest. As of May 31, 2010, the balance on of the receivable reflects the principal amount and any accrued interest.

Note 5 – Licensing rights:

On November 16, 2009, Vosco Technologies Ltd. entered into a manufacturing, marketing and distribution Agreement (“Licensing Agreement”) with Vosco Vortex Technologies Inc. of Hong Kong (“Licensor”), which granted Vosco exclusive rights to the Canadian market for the Licensor’s industrial compressed air dryer technology and related line of products (“Licensed Products”).  Under the terms of the Licensing Agreement, we are required to make a payment of $100,000 on or before December 31, 2010, towards which we have paid a total of $50,224 to date. In addition to having the rights to market and distribute the Licensed Products, we also have the right to manufacture the same according to the specifications of the Licensor, and sell these products worldwide to Licensees in other countries.  We are required to pay to the Licensor a royalty (the “Royalty Fee”) calculated as a percentage of the Net Sales Price on each of the Licensed Products sold by us or our distributors, dealers and sub-licensees during each calendar quarter after the date hereof, payable in arrears within 30 days at the end of each calendar quarter, as follows:  4% of the Net Sales Price until such time as the total Net Sales exceed $500,000 and then 6% of the Net Sales Price thereafter.

DRYERTECH INDUSTRIES LTD.
(A Development Stage Enterprise)
Notes to the Consolidated Financial Statements
For the period from Inception (September 11, 2009) to May 31, 2010
(Audited)

Note 6 – Short-term loans:

During the period ended May 31, 2010, the Company’s subsidiary received funds for operations from several arm’s length investors in the total amount of $75,000.  Each of these unsecured loans carries a term of 12 months and bear interest at the rate of 5% per annum.  The Company did not make any cash payment to reduce the outstanding balances of the loans during the reporting period. Therefore, as of May 31, 2010, the balance sheet reflects an amount of $76,873 including principal and accrued interest.  Details on each of the loans and their maturity dates are provided below:

	Principal	Accrued interest	Balance, May 31, 2010
Due on September 11, 2010	$25,000	$863	$25,863
Due on December 4, 2010	25,000	609	25,609
Due on February 3, 2011	25,000	401	25,401
	$75,000	$1,873	$76,873

Note 7 – Short-term loan – Related parties:

On February 8, 2010, Mr. Michel Plante, a Director of the Company, advanced $5,000 for our operations. The unsecured loan will be due in twelve months with interest at the rate 5% per annum. As of May 31, 2010, the balance sheet reflects an amount of $5,077 including principal and accrued interest.

Note 8 - Federal income tax:

We follow applicable ASC 740 regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary differences between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of operations because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

Inception, (September 11, 2009) Through May 31, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$1,030
Less, Valuation allowance	(1,030)
Net deferred tax asset	$-

At May 31, 2010, we had an unused net operating loss carryover approximating $2,944 that is available to offset future taxable income which expires beginning 2030.

DRYERTECH INDUSTRIES LTD.
(A Development Stage Enterprise)
Notes to the Consolidated Financial Statements
For the period from Inception (September 11, 2009) to May 31, 2010
(Audited)

Note 9– Issuance of shares:

The Company has authorized 70,000,000 shares of common stock with a par value of $0.0001 and 5,000,000 shares of preferred stock with a par value of $0.0001. Upon inception on September 11, 2009, VOSCO had 12,500,000 shares issued and outstanding, which represent the number of shares issued by us in the recapitalization retroactively reflected to have occurred at inception.  The recapitalization also included an effective share issuance of 1,250,000 which represents the number of our shares issued and outstanding at April 21, 2009 (the day prior to the recapitalization).  As of May 31, 2010, there were a total of 13,750,000 shares issued and outstanding.

Note 10 - New accounting pronouncements:

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

ASC Topic 855, "Subsequent Events", ASC Topic 810, "Accounting for Transfers of Financial Assets", ASC Topic 105 "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- were recently issued. Above codifications have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2010-03 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Note 11 – Commitments:

On April 21, 2010, the Company entered into an agreement with a consulting firm for a flat fee of $20,000 to assist us in preparing and filing a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public.  This amount is due and payable from proceeds raised under the stock offering.  Upon completion of the stock offering these costs will be charged against the proceeds of the stock offering. We believe that doing this will enable us to raise the capital necessary to implement our business plan.  Under this offering we plan to raise a total of $100,000 by the sale of shares of 50,000,000 our common stock at $0.002 per share.

Note 12 - Subsequent events:

On June 1, 2010 the Company entered into a sublease agreement with International Corporate Support Services Ltd. to sublet two offices at a rate of CDN$200 per month plus GST (Canadian Goods and Services Tax), inclusive of operating costs, for a term of one (1) year commencing on July 1, 2010 and expiring on June 30, 2011.  Total lease payments over the term will be CDN$2,400 plus GST.

DRYERTECH INDUSTRIES LTD.

Up to 50,000,000 Shares of Common Stock at $0.002 per share

Dealer Prospectus Delivery Obligation

Securities offered through this Prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

The date of this Prospectus is                      , 2010

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Costs of the issuance and distribution of the securities to be registered are as follows:

Expenditure Item	Amount
Costs of drafting Prospectus	$12,500
Legal Review and Opinion	2,500
Audit Fees	3,000
SEC Registration and Blue Sky Registration	500
Printing Costs and Miscellaneous Expenses	1,500
Total (1)	$20,000

(1)	Of the total $20,000, no amounts have been expensed as at May 31, 2010, and such amounts will be paid from the proceeds of the Offering.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three (3) years without registering the securities under the Securities Act of 1933 on three (3) occasions.

On April 21, 2010, we sold a total of 1,250,000 shares of our common stock in a private offering to two stockholders, each 625,000 shares, and both a director and officer of the Company, at a price of $0.001 per common share for a total of $1,250.  On April 22, 2010, as part of the acquisition of our subsidiary, Vosco Technologies Ltd., 12,500,000 shares were issued at par value, $0.0001 to a single stockholder.  Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  No underwriters were used, and no commissions or other remuneration was paid except to us. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he or she was purchasing the securities for his or her own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

Exemption from Registration Claimed

The 13,750,000 shares listed in the table below were issued under the Regulation S exemption in compliance with the exemption from the registration requirements found in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.  The offer and sale to the purchaser was made in an offshore transaction as defined by Rule 902(h).  No directed selling efforts were made in the U.S. as defined in Rule 902(c).  The offer and sale to the purchaser was not made to a U.S. person or for the account or benefit of a U.S. person.  The following conditions were present in the offer and sale:  a) The purchaser of the securities certified that it is not a U.S. person and did not acquire the shares for the account or benefit of any U.S. person; b) The purchaser has agreed to resell the securities only in compliance with Regulation S pursuant to a registration under the Securities Act, or pursuant to an applicable exemption from registration; and has agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act; c) The purchaser has acknowledged and agreed with the Company that the Company shall refuse registration of any transfer of the securities unless made in accordance with Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an applicable exemption from registration and; d) The purchaser has represented that it is acquiring the shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the shares in violation of the United States federal securities laws. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  No commissions or finders fees were paid by the Company in connection with the issuance of these shares.

The following table provides details of all stock sales transactions that have taken place during the period from our inception September 11, 2009, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Michel Plante	April 21, 2010	625,000
Walter Romanchuk	April 21, 2010	625,000
Sanning Management Ltd.	April 22, 2010	12,500,000
Total		13,750,000

EXHIBITS

Number	Description
3.1	Articles of Incorporation	Filed herewith
3.2	Bylaws	Filed herewith
5.1	Legal Opinion & Consent of Attorney	Filed herewith
10.1	License Agreement between Vosco Vortex Technologies Ltd. (Hong Kong) and Vosco Technologies Ltd. (Alberta) dated 16 November, 2009.	Filed herewith
10.2	Share Exchange Agreement between Sanning Management Ltd. and DryerTech Industries Ltd. dated April 22, 2010.	Filed herewith
10.3	Rental Agreement between the Company and International Corporate Support Services Ltd. dated June 1, 2010.	Filed herewith
23.1	Consent of Independent Auditor	Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)      If the Company is relying on Rule 430B:

(i)      Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)      If the Company is subject to Rule 430C:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)      Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Province of Alberta, on August 20, 2010.

DRYERTECH INDUSTRIES LTD.

By:	/s/ Walter Romanchuk
Name:	Walter Romanchuk
Title:	Director, President, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date:	August 20, 2010	By:	/s/ Walter Romanchuk
		Name:	Walter Romanchuk
		Title:	Director, Principal Executive Officer

Date:	August 20, 2010	By:	/s/ Michel Plante
		Name:	Michel Plante
		Title:	Director, Principal Financial Officer, Principal Accounting Officer